                                                                       Exhibit 5

                             Sara Lee Corporation
                                 70 W. Madison
                          Three First National Plaza
                               Chicago, IL 60602


                                August 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Sara Lee Corporation Registration Statement on Form S-3
     -------------------------------------------------------

Ladies and Gentlemen:

     I am Vice President, Deputy General Counsel and Assistant Secretary of Sara Lee Corporation (the "Company"). In that connection, I am familiar with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 5,000,000 shares (the "Shares") of the Company's issued and outstanding shares of common stock, $.01 par value, including the preferred stock purchase rights appurtenant thereto, to be offered to participants of the Company's Investment Plan (the "Plan"), as described in the Registration Statement. The terms of the preferred stock purchase rights are set forth in the Rights Agreement dated as of March 26, 1998 (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

     I am also familiar with the Articles of Restatement of Charter and the Amended By-Laws of the Company and all supplements or amendments thereto and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.

     In this connection, I have examined or caused to be examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of all such records of the Company and others as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original, certified or photostatic copies, the authenticity of the originals of such certified or photostatic documents and the legal capacity of all natural persons. As to any facts material to the opinions expressed herein which were not independently established or verified by me, I have relied upon statements and representations of certain officers and other representatives of the Company and others. Based upon the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Maryland.

Securities and Exchange Commission
August 14, 2001
Page 2

     2. The Shares to be offered pursuant to the Plan have been duly authorized and, when the Registration Statement shall have been declared effective under the Act and when each Share shall have been sold by the Company in accordance with the terms and conditions of the Plan, such Share will be validly issued, fully paid and non-assessable.

     3. The preferred stock purchase rights associated with each Share referred to in paragraph 2 will be validly issued when (i) such rights shall have been duly issued in accordance with the terms of the Rights Agreement, and
(ii) such Share shall have been duly issued and paid for as set forth in paragraph 2.

     I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to, the application of the securities or blue-sky laws of the various states to the sale of the Shares.

     This opinion is limited to the General Corporation Law of the State of Maryland. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention with respect to the opinions, expressed above, including any changes in applicable law that may hereafter occur.

     I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                              Sincerely,

                              /s/ R. Henry Kleeman

                              R. Henry Kleeman
                              Vice President, Deputy General Counsel and
                              Assistant Secretary